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Exhibit 23.2

                      [Coopers & Lybrand, LLP. Letterhead]

                       Consent of Independent Accountants

         We consent to the inclusion in this Registration Statement of Lunn Industries, Inc. on Form S-8 of our report dated April 4, 1996 on our audits of the consolidated financial statements of Lunn Industries, Inc. as of December 31, 1995, and for each of the years in the two year period ended December 31, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-KSB.

                                                   /s/ Coopers & Lybrand, LLP.
                                                   ---------------------------
Melville, New York

January 6, 1997

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